Exhibit 10.6

AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC

c/o American Realty Hospitality Trust, Inc.

405 Park Avenue

New York, NY 10022

July 15, 2015

Summit Hotel OP, LP

Each of the Sellers listed on Schedule 1

c/o Summit Hotel Properties, Inc.

12600 Hill Country Blvd, Suite R-100

Austin, Texas 78738

Reference is made to that certain Real Estate Purchase and Sale Agreement, dated June 2, 2015 (the “Agreement”), by and among the sellers listed on Schedule 1 thereto, Summit Hotel OP, LP and American Realty Capital Hospitality Portfolio SMT, LLC.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

Sellers and Purchaser desire to include certain additional terms, as well as modify certain provisions, within the Agreement, and have agreed to amend the Agreement to reflect such additions and modifications on the terms and conditions set forth in this Amendment.

Accordingly, we hereby agree with you as follows and the Agreement shall be deemed amended in accordance with Section 14.4 thereof:

1.                                      Amendment to Section 2.1.1.  Section 2.1.1 of the Agreement is hereby amended and restated as follows:  “Within Three Business Days following the Effective Date, Sellers, Purchaser and a duly authorized representative of Title Insurer (“Escrowee”) shall execute Deposit Escrow Instructions in the form attached hereto as Exhibit B (the “Deposit Escrow Instructions”) and concurrently therewith, Purchaser shall deliver to Escrowee earnest money in the amount of $2,579,527 (the “Initial Deposit”), subject to the terms of this Agreement.  If Purchaser elects, in its sole and absolute discretion, to proceed with the transactions contemplated by this Agreement, then, (x) on or before 5:00 p.m., New York time, on the last day of the Due Diligence Period, Purchaser shall deliver to Escrowee a wire transfer in immediately available federal funds in the amount equal to $1,289,763 and (y) on or before 5:00 p.m. New York time, on July 28, 2015 an amount equal to $5,196,201 (the amounts referred to in clauses

(x) and (y) above being hereafter referred to as the “Additional Deposit”).  The term “Deposit” shall mean the Initial Deposit and the Additional Deposit, if any, and shall include interest earned thereon.  The Deposit shall be allocated among each of the Hotel Assets in accordance with the relative Allocated Purchase Prices of such Hotel Assets (each, an “Allocated Deposit”).  If any such Hotel Asset becomes an Excluded Title Asset, Excluded Casualty Asset, Excluded ROFO/ROFR Asset or Excluded Representation Asset pursuant to the terms of this Agreement, then the Allocated Deposit for such Excluded Title Asset, Excluded Casualty Asset, Excluded ROFO/ROFR Asset or Excluded Representation Asset (and the interest thereon) shall be promptly paid over to Purchaser.”

2.                                      Amendment to Section 8.1.3.  The first sentence of Section 8.1.3 of the Agreement is hereby amended to read as follows: “Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall have the period commencing on the Effective Date and expiring at 5:00 p.m. New York time on July 21, 2015 (the “Due Diligence Period”) during which to determine that either (i) Purchaser has determined to proceed with the transactions contemplated hereby (subject to the terms of this Agreement) or (ii) Purchaser has determined to terminate this Agreement in its entirety pursuant to this Section 8.1.3.”

3.                                      Counterpart Originals.  This letter agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same agreement.

Please confirm your agreement with the foregoing by signing and returning the enclosed execution counterpart of this letter.

Very truly yours,

AMERICAN REALTY CAPITAL PORTFOLIO
SMT, LLC

		By:	/s/ Jon Mehlman
Name:
Title:

AGREED AND ACEPTED AS OF THE DATE
FIRST ABOVE WRITTEN:

SUMMIT HOTEL OP, LP
(Individually and in accordance with Section 14.20 of the Agreement on behalf of each Seller)

By:	SUMMIT HOTEL GP, LLC,
its general partner

By:	SUMMIT HOTEL PROPERTIES, INC.,
its sole member

By:	/s/ Christopher Eng
Name:
Title:

Acknowledged and agreed as of the date first written above for the purposes of the Deposit Escrow Instructions only:

STEWART TITLE GUARANTY COMPANY

By:	/s/ Annette M. Comer
Name:
Title:

Schedule 1

Sellers/Hotels

COUNT	OWNER	State of Formation	LOCATION
1	Summit Hotel OP, LP	Delaware	Residence Inn - Jackson, MS
1	Summit Hotel OP, LP	Delaware	Holiday Inn Express - Vernon Hills, IL
1	Summit Hospitality I, LLC	Delaware	Courtyard - Germantown, TN
1	Summit Hotel OP, LP	Delaware	Courtyard - Jackson, MS
1	Summit Hospitality I, LLC	Delaware	Fairfield Inn & Suites - Germantown, TN
1	Summit Hospitality I, LLC	Delaware	Residence Inn - Germantown, TN
1	Summit Hospitality 079, LLC	Delaware	Aloft - Jacksonville, FL
1	Summit Hotel OP, LP	Delaware	Staybridge Suites - Ridgeland, MS
1	Summit Hospitality 093, LLC	Delaware	Homewood Suites - Ridgeland, MS
1	Summit Hospitality I, LLC	Delaware	Courtyard - El Paso, TX
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